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                                                                     EXHIBIT 4.2
                                OROAMERICA, INC.

                         DIRECTOR STOCK OPTION AGREEMENT
             (SUPPLEMENTAL NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN)

        This Director Stock Option Agreement (the "Agreement") is made and entered into as of ____________ , by and between OROAMERICA, INC., a Delaware corporation (the "Company"), and ________________ ("Optionee"), with reference to the following facts:

        A. The Company has duly adopted a Supplement Non-Employee Director Stock Option Plan (hereinafter referred to as the "Plan"), under which each Non-Employee Director is to be automatically granted a stock option to purchase 1,000 shares of the Company's Common Stock at Fair Market Value on the date of each annual meeting of stockholders (or stockholder action in lieu thereof) at which such Non-Employee Director is re-elected, in order to promote an increased incentive and personal interest in the Company by those individuals who are primarily responsible for shaping the long-range plans of the Company. All capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings attributed to them in the Plan.

        B. Optionee was re-elected as a Non-Employee Director on ______________, and the stock option represented by this Agreement was granted to Optionee automatically on that date (the "Date of Grant").

        NOW, THEREFORE, the parties agree as follows:

        1.      Grant of Option

                The Company has granted to Optionee the right and option (hereinafter referred to as the "Option") to purchase from time to time all or any part of an aggregate of 1,000 shares (the "Option Shares") of the common stock, without par value, of the Company ("Common Stock") on the terms and conditions set forth in this Agreement.

        2.      Purchase Price

                The purchase price (the "Exercise Price") of each Option Share shall be $_____.

        3.      Option Period

                The Option shall commence on the Date of Grant and shall expire, and all rights to purchase Option Shares shall terminate, at the close of business on the day immediately preceding the tenth anniversary of the Date of Grant, unless terminated earlier as provided in this Agreement. Subject to the foregoing and to Paragraph 9.3, the Option shall be exercisable during its term as to: one-third of the Option Shares during the twelve months beginning on the first anniversary of the Date of Grant; an additional one-third of the Option Shares during the twelve months beginning on the second anniversary of the Date of Grant; and an additional one-third of the Option Shares during the twelve months beginning on the third anniversary of the Date of Grant; provided, however, if Optionee shall not in any period purchase all of the Option Shares which Optionee is entitled to

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purchase in such period, Optionee may purchase all or any part of such Option
Shares at any time after the end of such period and prior to the expiration of the Option.

        4.      Exercise of Option

                The Option shall be exercised (in whole or in part) by delivering this Agreement for endorsement to the Company, at its principal office, attention of the Corporate Secretary, together with a Notice and Agreement of Exercise (in the form attached hereto or specified from time to time by the Committee) indicating the number of Option Shares Optionee wishes to purchase and full payment of the Exercise Price of such Option Shares. Payment shall be made in cash, by cashier's or certified check, or by surrender of previously owned shares of the Common Stock valued at Fair Market Value on the date of exercise (if the Committee authorizes payment in stock). The minimum number of shares as to which the Option may be exercised at any time is ten. In no event shall the Company be required to issue or transfer fractional shares.

        5.      Directorship of Optionee

                5.1 Except as provided below, Optionee may not exercise the Option unless Optionee serves as a director of the Company continuously from the Date of Grant to the date of exercise.

                5.2 Unless otherwise determined by the Committee, if Optionee's service as a director of the Company shall terminate because of death, (a) the Option, to the extent then presently exercisable, shall remain in full force and effect and may be exercised pursuant to the provisions hereof, including expiration at the end of the fixed term hereof, and (b) the Option, to the extent not then presently exercisable, shall terminate as of the date of such termination and shall not be exercisable thereafter.

                5.3 Unless otherwise determined by the Committee, if Optionee's service as a director of the Company shall terminate because of Disability, (a) the Option, to the extent then presently exercisable, shall remain exercisable and may be exercised pursuant to the provisions hereof at any time until the earlier of the end of the fixed term hereof or the expiration of twelve months following termination of Optionee's directorship, and (b) the Option, to the extent not then presently exercisable, shall terminate as of the date of such termination of directorship and shall not be exercisable thereafter.

                5.4 Unless otherwise determined by the Committee, if Optionee's service as a director of the Company shall terminate for any reason other than the reasons set forth in paragraphs 5.2 and 5.3 hereof, (a) the Option, to the extent then presently exercisable, shall remain exercisable only for a period of three months after the date of such termination of directorship and may be exercised during such period pursuant to the provisions hereof, including expiration at the end of the fixed term hereof, and (b) the Option, to the extent not then presently exercisable, shall terminate as of the date of such termination of directorship and shall not be exercisable thereafter.


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        6.      Securities Laws Requirements

                6.1 The Option shall not be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws and all other requirements of law or any regulatory bodies having jurisdiction over such exercise or issuance and delivery have been fully complied with. The Company will use reasonable efforts to maintain the effective ness of a Registration Statement under the Securities Act of 1933 (the "Securities Act") for the issuance of the Option Shares, but there may be times when no such Registration Statement will be currently effective. Exercise of the Option may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If the Option would expire for any reason except the end of its term during such a suspension, then, if exercise of the Option is duly tendered before its expiration, the Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of the Option Shares.

                6.2 Upon each exercise of the Option, Optionee shall represent, warrant and agree, by the Notice and Agreement of Exercise delivered to the Company, that (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act or any other applicable federal or state securities laws, (b) Optionee will furnish to the Company a copy of each Form 4 filed by Optionee pursuant to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and will timely file all reports required under federal securities laws, and (c) Optionee will report all sales of Option Shares to the Company in writing on the form pre scribed from time to time by the Company. All certificates for Option Shares may be imprinted with legend conditions reflecting federal and state securities law restrictions and conditions and the Company may comply therewith and issue "stop transfer" instructions to its transfer agents and registrars without liability.

        7.      Withholding Taxes

                The Committee shall have the right at the time of exercise of the Option to make adequate provision in any manner permitted by the Plan for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise, to ensure the payment of any such taxes.

        8.      Transferability of Option

                Unless otherwise determined by the Committee in its sole discretion, (i) Optionee may transfer all or any portion of the Option to (a) Optionee's Immediate Family Members, (b) a trust or trusts for the exclusive benefit of Optionee's Immediate Family Members, (c) a corporation, partnership, limited partnership or limited liability company in which no persons or entities other than Optionee or Optionee's Immediate Family Members have beneficial interests, or (d) such other persons or entities as the Committee may specifically approve, on a case-by-case basis, and (ii) the


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Option shall be exercisable only by Optionee, such transferees or by Optionee's or such transferees' legal representatives. Unless the Committee shall determine otherwise in its sole discretion, the Option may not be further transferred by Optionee except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. Notwithstanding any transfer permitted in accordance with the foregoing provisions, the Option shall continue to be subject to the same terms and conditions as were applicable immediately before such transfer (other than permitting the Option to be exercised by a permitted transferee), including but not limited to the provisions of this Agreement governing (x) the exercise of the Option, (y) the termination of the Option at the expiration of its term or following termination of the directorship of Optionee and (z) the payment of withholding taxes. Except as provided above, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions of this Agreement, and the levy of any execution, attachment or similar process thereupon, shall be null and void and without effect.

        9.      Changes in Capitalization

                9.1 The number and class of shares subject to the Option, the Exercise Price (but not the total price) and the minimum number of shares as to which the Option may be exercised at any one time shall be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of Common Stock of the Company which results from a split-up or consolidation of shares, payment of a stock dividend or stock dividends, a recapitalization (other than the conversion of convertible securities according to their terms), a combination of shares or other like capital adjustment, so that upon exercise of the Option, Optionee shall receive the number and class of shares Optionee would have received had Optionee been the holder of the number of shares of Common Stock for which the Option is being exercised upon the date of such change or increase or decrease in the number of issued shares of the Company.

                9.2 Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, a sale of all or substantially all of the property of the Company to another corporation or any dividend or distribution to shareholders of more than ten percent of the Company's assets, adequate adjustment or other provisions shall be made by the Company or other party to such transaction so that there shall remain and/or be substituted for the Option Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for the Option Shares then remaining under the Option, as if Optionee had been the owner of such shares as of the applicable date. Any securities so substituted shall be subject to similar successive adjustments.

                9.3 If a change of control ("Change in Control") of the Company occurs while the Option is outstanding, the Option shall immediately become and shall thereafter be exercisable in full. A Change in Control of the Company shall be deemed to have occurred (a) on the date the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent


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(40%) or more of the combined voting power of the Company's then outstanding securities or (b) on the date the shareholders of the Company approve (i) a merger of the Company with or into any other corporation in which the Company is not the surviving corporation or in which the Company survives as a subsidiary of another corporation, (ii) a consolidation of the Company with any other corporation, or (iii) the sale or disposition of all or substantially all of the Company's assets or a plan of complete liquidation.

        10.     Misconduct of Optionee

                Notwithstanding any other provision of this Agreement, all unexercised Options held by Optionee hereunder shall automatically terminate as of the date Optionee's directorship is terminated, if such directorship is terminated on account of any act of fraud, embezzlement, misappropriation or conversion of assets or opportunities of the Company, or if Optionee takes any other action materially inimical to the best interests of the Company, as determined by the Committee in its sole and absolute discretion. Upon such termination of the Option, Optionee shall forfeit all rights and benefits under this Agreement.

        11.     Privileges of Ownership

                Optionee shall not have any of the rights of a stockholder with respect to the shares covered by the Option except to the extent that share certificates have actually been issued and registered in Optionee's name on the books of the Company or its registrar upon the due exercise of the Option. The Company shall be allowed a reasonable time following notice of exercise in which to accomplish the issuance and registration.

        12.     Reference to Plan

                This Agreement and the Option are subject to all of the terms and conditions of the Plan, which are hereby incorporated by reference. In the event of any conflict between this Agreement and the Plan, the provisions of the Plan shall prevail.

        13.     Notices

                Any notice to be given under the terms of this Agreement shall be addressed to the Company in care of its Corporate Secretary at 443 North Varney Street, Burbank, California 91502, and any notice to be given to Optionee shall be addressed to Optionee at Optionee's address appearing on the records of the Company, or at such other address or addresses as either party may hereafter designate in writing to the other. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope, addressed as herein required and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Government.

        14.     Governing Law.

                This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware.


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        IN WITNESS WHEREOF, the Company and Optionee have executed this
Agreement as of the Date of Grant.

                                   "OPTIONEE"


                                   ------------------------------------

                                   "COMPANY"

                                   OROAMERICA, INC.


                                   By:
                                      ---------------------------------
                                           Guy Benhamou, President


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                                OROAMERICA, INC.
                        NOTICE AND AGREEMENT OF EXERCISE
                            OF DIRECTOR STOCK OPTION


                                                            _______________,____

        I hereby exercise my OroAmerica, Inc., Supplemental Non-Employee Director Stock Option dated ________________, as to shares of OroAmerica, Inc. common stock, $.001 par value (the "Option Shares").

        Enclosed are the documents and payment specified in Paragraph 4 of my Option Agreement. I understand that no Option Shares will be issued and delivered to me unless and until any applicable registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with. I hereby represent, warrant and agree, to and with OroAmerica, Inc. (the "Company"), that:

        a. The Option Shares are being acquired for my account, and no other person (except, if I am married, my spouse) will own any interest therein.

        b. I will not sell or dispose of my Option Shares in violation of the Securities Act or any other applicable federal or state securities laws.

        c. The Company may, without liability, place legend conditions upon the Option Shares and issue "stop transfer" restrictions requiring compliance with applicable securities laws and the terms of my Option Agreement.

        d. So long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, I will furnish to the Company a copy of each Form 4 or Form 5 filed by me and will timely file all reports required under the federal securities laws.

        e. I will report to the Company all sales of Option Shares on the form prescribed from time to time by the Company.

        The Option Shares specified above are to be issued in the following registration (husband and wife will be shown to be joint tenants unless I state that the Option Shares will be held as community property or as tenants in common):


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      (Print your name)                                         (Signature)

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(Option - Print name of spouse if
you wish joint registration)
                                                 -------------------------------
                                                                Address

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